Exhibit 10.3

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of [*], 2026, by and between Rank One Computing Corporation, a Colorado corporation (the “Company”) and the undersigned, a director and/or an officer of the Company (“Indemnitee”), as applicable.

BACKGROUND

The board of directors of the Company (the “Board”) has determined that the inability to attract and retain highly competent persons to serve the Company is detrimental to the best interests of the Company and its shareholders and that it is reasonable and necessary for the Company to provide adequate protection to such persons against risks of claims and actions against them arising out of their services to the corporation.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

A.
DEFINITIONS
1.
Definitions. The following terms shall have the meanings defined below:

Affiliate means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person; and “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

Change in Control means the occurrence, after the date of this Agreement, of any of the following: (i) any person or group becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, cease for any reason to constitute a majority of the Board; (iii) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the combined voting power of the surviving or successor entity; or (iv) the approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets.

Enforcement Expenses shall include all reasonable attorneys’ fees, court costs and other out-of-pocket expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights under this Agreement, or an appeal from such action. Enforcement Expenses shall not include fees, salaries, wages or benefits owed to Indemnitee

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Expenses shall include, without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, and any other expenses paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding.

Indemnifiable Event means any event or occurrence that takes place either before or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture or other entity, or related to anything done or not done by Indemnitee in any such capacity, including, but not limited to, neglect, breach of duty, error, misstatement, misleading statement or omission.

Participant means a person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

Proceeding means any threatened, pending, or completed action, suit, arbitration or proceeding, or any inquiry, hearing or investigation, whether civil, criminal, administrative, investigative or other, including appeal, in which Indemnitee may be or may have been involved as a party or otherwise by reason of an Indemnifiable Event.

B.
AGREEMENT TO INDEMNIFY
1.
General Agreement to Indemnify. In the event Indemnitee was, is, or becomes a Participant in, or is threatened to be made a Participant in, a Proceeding, the Company shall indemnify the Indemnitee to the fullest extent permitted under Colorado Business Corporation Act (the “Act”), from and against any and all Expenses which Indemnitee incurs or becomes obligated to incur in connection with such Proceeding, whether or not such Proceeding proceeds to judgment or is settled or is otherwise brought to a final disposition, to the fullest extent permitted by applicable law. For the avoidance of doubt, “fullest extent permitted under Colorado Law” shall include, but not be limited to: (i) the fullest extent authorized or permitted by the Act as in effect on the date hereof; and (ii) the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement and any change in judicial interpretation of the Act which occurs after the date of this Agreement, in each case, that increases the extent to which a corporation may indemnify its non-director officers; provided that no change in the Act, by way of amendment, replacement, judicial interpretation, or otherwise, shall have the effect of reducing the benefits available to the Indemnitee hereunder under Colorado Law as in effect on the date hereof or as such benefits may subsequently be increased as a result of any amendment, replacement, judicial interpretation, or other change.
2.
Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter in such Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred in connection with such Proceeding or such claim, issue or matter, whether or not such Proceeding proceeds to judgment or is settled or is otherwise brought to a final disposition, as the case may be, offset by the amount of cash, if any, received by the Indemnitee resulting from his/her success therein.
3.
Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not for the total amount of Expenses, the Company shall indemnify the Indemnitee for the portion of such Expenses to which Indemnitee is entitled.
4.
Reimbursement for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, by reason of his/her service as a director or officer of the Company, (i) is a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, or (ii) receives a subpoena with respect to any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, the Company shall reimburse Indemnitee for all Expenses actually and reasonably incurred by him/her in connection therewith.
5.
Exclusions. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement:
(a)
to the extent that payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy;

(b)
to the extent that Indemnitee is indemnified and actually paid other than pursuant to this Agreement;
(c)
subject to Section C.2(a), in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudicated by a court of competent jurisdiction, in a decision from which there is no further right of appeal, to be liable for gross negligence or knowing or willful misconduct in the performance of his/her duty to the Company unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper;
(d)
in connection with any Proceeding initiated by Indemnitee against the Company, any director or officer of the Company or any other party, and not by way of defense, unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; or (ii) the Proceeding is one to enforce indemnification rights under this Agreement or any applicable law;
(e)
brought about by the dishonesty or fraud of the Indemnitee seeking payment hereunder; provided, however, that the Company shall indemnify Indemnitee under this Agreement as to any claims upon which suit may be brought against him/her by reason of any alleged dishonesty on his/her part, unless a judgment or other final adjudication thereof adverse to the Indemnitee establishes that he/she committed

(i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated;

(f)
for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity;
(g)
arising out of Indemnitee’s material breach of an employment agreement with the Company (if any), but only to the extent such breach has been established by a final, non-appealable adjudication;
(h)
to indemnify for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or from the purchase or sale by Indemnitee of such securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002 (“SOX”);
(i)
arising out of Indemnitee’s personal income tax payable on any salaries, bonuses, director’s fees, including fees for attending meetings, or gain on disposition of shares, options or restricted shares of the Company; or
(j)
to provide any indemnification or advancement of expenses that is prohibited by applicable law (as such law exists at the time payment would otherwise be required pursuant to this Agreement). No Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to continued employment with the Company.
6.
Contribution. If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee for any reason other than those set forth in Section B.5, then the Company shall contribute to the amount of Expenses paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction or events from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section B.7 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

7.
Proceedings By or In the Right of the Company. Notwithstanding any other provision of this Agreement, the parties acknowledge that, under Sections 7-109-102(4) and 7-109-102(5) of the Act, indemnification in connection with a Proceeding by or in the right of the Company is limited to reasonable Expenses incurred in connection with such Proceeding, and the Company may not indemnify Indemnitee (i) in respect of any claim, issue or matter as to which Indemnitee has been adjudged liable to the Company, or (ii) in connection with any Proceeding charging that Indemnitee derived an improper personal benefit, in which Indemnitee was adjudged liable on the basis that Indemnitee derived an improper personal benefit, except, in each such case, to the extent that a court of competent jurisdiction determines that Indemnitee is fairly and reasonably entitled to indemnification. Nothing in this Agreement shall require the Company to make any payment prohibited by the foregoing, and this Section shall not otherwise limit the rights of Indemnitee under this Agreement.
8.
Employee Benefit Plans. For purposes of this Agreement: (i) references to the “Company” shall include any predecessor of the Company and any constituent corporation absorbed in a consolidation or merger; (ii) references to “other enterprise” shall include employee benefit plans; (iii) references to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; and (iv) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” for purposes of this Agreement.
C.
INDEMNIFICATION PROCESS
1.
Notice and Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his/her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement, provided that the delay of Indemnitee to give notice hereunder shall not prejudice any of Indemnitee’s rights hereunder, unless such delay results in the Company’s forfeiture of substantive rights or defenses. Notice to the Company shall be given in accordance with Section F.8 below. If, at the time of receipt of such notice, the Company has directors’ and officers’ liability insurance policies in effect, the Company shall give prompt notice to its insurers of the Proceeding relating to the notice. The Company shall thereafter take all necessary and desirable action to cause such insurers to pay, on behalf of Indemnitee, all Expenses payable as a result of such Proceeding. In addition, Indemnitee shall give the Company such cooperation as the Company may reasonably request and the Company shall give the Indemnitee such cooperation as the Indemnitee may reasonably request, including providing any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee or the Company, as the case may be.
2.
Indemnification Payment.
(a)
Advancement of Expenses. Indemnitee may submit a written request with reasonable particulars to the Company requesting that the Company advance to Indemnitee all Expenses that may be reasonably incurred in advance by Indemnitee in connection with a Proceeding. The Company shall, within ten (10) business days of receiving such a written request by Indemnitee, advance all requested Expenses to Indemnitee. Any excess of the advanced Expenses over the actual Expenses will be repaid to the Company. As a condition to any advancement of Expenses under this Section, Indemnitee shall deliver to the Company (i) a written affirmation of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for indemnification under the Act, or that the Proceeding involves conduct for which liability has been eliminated under a provision of the Company’s articles of incorporation, and (ii) a written undertaking, executed personally or on Indemnitee’s behalf, to repay any Expenses advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified for such Expenses. Any such undertaking shall be an unlimited general obligation of Indemnitee, but shall be unsecured, shall bear no interest, and may be accepted by the Company without reference to Indemnitee’s financial ability to make repayment; no other form of security or collateral shall be required as a condition to advancement.
(b)
Reimbursement of Expenses. To the extent Indemnitee has not requested any advanced payment of Expenses from the Company, Indemnitee shall be entitled to receive reimbursement for the

Expenses incurred in connection with a Proceeding from the Company as soon as practicable and, in any event, within thirty (30) days after Indemnitee makes a written request to the Company for reimbursement unless the Company refers the indemnification request to the Reviewing Party in compliance with Section C.2(c) below.
(c)
Determination by the Reviewing Party. If the Company reasonably believes that it is not obligated under this Agreement to indemnify the Indemnitee, the Company shall, within ten (10) days after the Indemnitee’s written request for an advancement or reimbursement of Expenses, notify the Indemnitee that the request for advancement of Expenses or reimbursement of Expenses will be submitted to the Reviewing Party (as hereinafter defined). The Reviewing Party shall make a determination on the request within thirty (30) days after the Indemnitee’s written request for an advancement or reimbursement of Expenses. Notwithstanding anything foregoing to the contrary, in the event the Reviewing Party informs the Company that Indemnitee is not entitled to indemnification in connection with a Proceeding under this Agreement or applicable law, the Company shall be entitled to be reimbursed by Indemnitee for all the Expenses previously advanced or otherwise paid to Indemnitee in connection with such Proceeding; provided, however, that Indemnitee may bring a suit to enforce his/her indemnification right in accordance with Section C.3 below. If the Reviewing Party has not made a determination within the thirty (30)-day period specified above, the requisite determination shall, to the fullest extent permitted by applicable law, be deemed to have been made in favor of Indemnitee, and Indemnitee shall be entitled to such indemnification, absent (i) a knowing and material misstatement by Indemnitee of a material fact in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
3.
Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within thirty (30) days after making a written demand in accordance with Section C.2 above or fifty (50) days if the Company submits a request for advancement or reimbursement to the Reviewing Party under Section C.2(c), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction seeking a determination by the court or challenging any determination by the Reviewing Party or with respect to any breach in any aspect of this Agreement. Any determination by the Reviewing Party not challenged by Indemnitee and any judgment entered by the court shall be binding on the Company and Indemnitee.
4.
Enforcement Expenses. The Company shall indemnify Indemnitee to the fullest extent permitted by law against any and all Enforcement Expenses and, if requested by Indemnitee, shall, within ten (10) business days after receipt by the Company of a written request therefor, advance such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee to enforce his/her indemnification or advancement rights under this Agreement. In lieu of commencing litigation, Indemnitee may, at his/her option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and the Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
5.
Preclusion of Defenses. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable, and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
6.
Assumption of Defense. In the event the Company is obligated under this Agreement to advance or bear any Expenses for any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded, based on written advice of counsel, that there may be a conflict of interest of such counsel retained by the Company between the Company and Indemnitee in the conduct of any such defense, (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, or (iv) a Change in Control shall have occurred in any of which events the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. At all times, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s expense.
7.
Burden of Proof and Presumptions. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination.
8.
No Settlement Without Consent. Neither party to this Agreement shall settle any Proceeding in any manner that would impose any damage, loss, penalty or limitation on Indemnitee without the other party’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement. Without limiting the foregoing, the Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Proceeding against Indemnitee that (i) does not include a full and unconditional release of Indemnitee from all liability in respect of such Proceeding, or (ii) contains any admission of wrongdoing or fault by Indemnitee. The Company shall not, on account of any such settlement, seek reimbursement from, or assert any claim against, Indemnitee.
9.
Company Participation. Subject to Section B.7, the Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and/or settlement of such action.
10.
Reviewing Party.
(a)
For purposes of this Agreement, the Reviewing Party with respect to each indemnification request of Indemnitee that is referred by the Company pursuant to Section C.2(c) above shall be (A) the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, the Reviewing Party shall be Independent Counsel selected by Indemnitee in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, regardless of whether a quorum of Disinterested Directors is obtainable. If the Reviewing Party determines that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination under this Agreement of the Indemnitee’s entitlement to indemnification. Any reasonable costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(b)
If the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section C.8(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section C.8(d) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting under this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section C.8(b), regardless of the manner in which such Independent Counsel was selected or appointed.
(c)
In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his/her conduct was unlawful. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company and any other corporation, partnership, joint venture or other entity of which Indemnitee is or was serving at the written request of the Company as a director, officer, employee, agent or fiduciary, including financial statements, or on information supplied to Indemnitee by the officers and directors of the Company or such other corporation, partnership, joint venture or other entity in the course of their duties, or on the advice of legal counsel for the Company or such other corporation, partnership, joint venture or other entity or on information or records given or reports made to the Company or such other corporation, partnership, joint venture or other entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or such other corporation, partnership, joint venture or other entity. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or such other corporation, partnership, joint venture or other entity shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section C.10(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
(d)
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
D.
DIRECTOR AND OFFICER LIABILITY INSURANCE
1.
Good Faith Determination. The Company shall from time to time make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company’s performance of its indemnification obligations under this Agreement.
2.
Coverage of Indemnitee. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.
3.
Maintenance of Insurance; Tail Coverage. For so long as Indemnitee serves as a director or officer of the Company, and thereafter for so long as Indemnitee may be subject to any Proceeding by reason of an Indemnifiable Event, the Company shall use commercially reasonable efforts to obtain and maintain in effect one or more policies of directors’ and officers’ liability insurance providing coverage at least substantially comparable in scope and amount to that in effect as of the date of this Agreement. In the event of a Change in Control, the Company shall, at or prior to the effective time of such Change in Control, purchase and maintain a “tail” or “run-off” directors’ and officers’ liability insurance policy covering Indemnitee for a period of not less than six (6) years following the Change in Control with respect to Indemnifiable Events occurring at or prior to the Change in Control, on terms no less favorable to Indemnitee than the coverage then in effect. The Company’s determination under the Section below entitled “No Obligation” shall not relieve the Company of its obligation to purchase and maintain the tail coverage described in this Section upon a Change in Control.
4.
No Obligation. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain any director and officer insurance policy if the Company determines in good faith that such insurance is not reasonably available in the case that (i) premium costs for such insurance are disproportionate to the amount of coverage provided, or (ii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.
E.
NON-EXCLUSIVITY; FEDERAL PREEMPTION; TERM
1.
Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s articles of incorporation and bylaws, as may be amended from time to time, applicable law or any written agreement between Indemnitee and the Company (including its subsidiaries and affiliates). The indemnification provided under this Agreement shall continue to be available to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he/she may have ceased to serve in any such capacity at the time of any Proceeding. To the extent that a change in the laws of Colorado permit greater indemnification by agreement than would be afforded under the Company’s articles of incorporation and bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
2.
Federal Preemption. Notwithstanding the foregoing, both the Company and Indemnitee acknowledge that in certain instances, U.S. federal law or public policy may override applicable law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Such instances include, but are not limited to, the U.S. Securities and Exchange Commission’s (the “SEC”) prohibition on indemnification for liabilities arising under certain Federal securities laws. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.
3.
Company Indemnitor of First Resort. The Company hereby acknowledges that the Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of his or her employers and certain of their Affiliates (collectively, the “Employer Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee is primary and any obligation of the Employer Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any Indemnitee to the extent legally permitted and as required by this Agreement (or any agreement between the Company and such Indemnitee), without regard to any rights such Indemnitee may have against the Employer Indemnitors and (iii) it irrevocably waives, relinquishes and releases the Employer Indemnitors from any and all claims against the Employer Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.
4.
Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer and/or a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding by reason of his/her former or current capacity at the Company or any other enterprise at the Company’s request, whether or not he/she is acting or serving in any such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or a director of the Company or any other enterprise at the Company’s request.
5.
Contract Rights; No Retroactive Impairment. The rights of Indemnitee under this Agreement shall be deemed to be contract rights that vest at the commencement of Indemnitee’s service as a director or officer of the Company. No amendment, modification, alteration or repeal of this Agreement, or of the Company’s articles of incorporation or bylaws, and no change in applicable law, shall adversely affect or diminish any right or protection of Indemnitee in respect of any act or omission occurring, or any state of facts existing, at or prior to the effective date of such amendment, modification, alteration, repeal or change.
F.
MISCELLANEOUS
1.
Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.
2.
Subrogation. In the event of payment to Indemnitee by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to bring suit to enforce such rights.
3.
Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party; except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to the Company which assumes all obligations of the Company under this Agreement. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as Indemnitee’s spouses, heirs, and personal and legal representatives.
4.
Severability and Construction. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to a court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. In addition, if any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. The parties hereto acknowledge that they each have opportunities to have their respective counsels review this Agreement. Accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either of the parties hereto.

5.
Section 409A. The Company intends for this Agreement to comply with the indemnification exception under Section 1.409A-1(b)(10) of the regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”), which provides that indemnification of, or the purchase of an insurance policy providing for payment of, expenses incurred or damages paid or payable by Indemnitee with respect to a bona fide claim against Indemnitee or the Company does not provide for a deferral of compensation, subject to Section 409A of the Code, where such claim is based on actions or failures to act by Indemnitee in his/her capacity as a service provider of the Company. The parties intend that this Agreement be interpreted and construed consistent with such intent.
6.
Counterparts. This Agreement may be executed in one or more counterparts, both of which taken together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, electronic mail (including in “.pdf” format) or other electronic transmission, and any electronic signature complying with applicable law, shall be effective as delivery of a manually executed counterpart of this Agreement.
7.
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction). The Company and Indemnitee each irrevocably consent to the exclusive jurisdiction of the state and federal courts located in the State of Colorado in connection with any action or proceeding arising out of or relating to this Agreement (subject to Indemnitee’s option to seek arbitration under Section C.4), and agree that any such action or proceeding shall be brought only in such courts. To the fullest extent permitted by applicable law, each party hereby waives any right to a trial by jury in any such action or proceeding.
8.
Notices. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed via postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Rank One Computing Corporation

1290 Broadway, Suite 1200

Denver, Colorado

Email: david.ray@roc.ai

Attention: David Ray

and to Indemnitee at his/her address last known to the Company.

9.
Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

COMPANY:

Rank One Computing Corporation

By:

Name: B. Scott Swann

Title: Chief Executive Officer

INDEMNITEE:

By:

Name: [*]